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                                                                     Exhibit 5.1


                                                                   April 2, 2001




Deere & Company
One John Deere Road
Moline, IL 61265



Ladies and Gentlemen:

                  In connection with the issuance by Deere & Company, a Delaware corporation ("Deere") and John Deere B.V., a corporation organized under the laws of The Netherlands ("John Deere B.V."), of up to $950,000,000 aggregate principal amount of Deere's Medium-Term Notes, Series D, Due from 9 Months to 30 Years from Date of Issue and John Deere B.V.'s Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Federal Income Taxation" in the Prospectus Supplement dated March 30, 2001 relating to Registration Statement no. 333-47264, to which registration statement this consent is an exhibit.

                                       Very truly yours,


                                       /s/ Shearman & Sterling

                                           Shearman & Sterling



LMB/LLJ/SM/NAM


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